                                 FIRST AMENDMENT

                                       TO

                         POOLING AND SERVICING AGREEMENT

    WASHINGTON MUTUAL MSC MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-MS6

     This first amendment (this "Amendment") to the Pooling and Servicing Agreement, dated and effective as of March 1, 2003 (the "Pooling Agreement") respecting the Washington Mutual MSC Mortgage Pass-Through Certificates Series 2003-MS6 (the "Certificates"), by and among Washington Mutual Mortgage Securities Corp., as depositor and Master Servicer (the "Company"), U.S. Bank National Association, as Trustee (the "Trustee"), and Christiana Bank & Trust Company, as Delaware Trustee (the "Delaware Trustee"), is made as of July 24, 2003 by and between the Company and the Trustee.

                                    RECITALS

     A. Pursuant to Section 10.01(a)(vi) of the Pooling Agreement, the Pooling Agreement may be amended by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders and without the consent of the Delaware Trustee, to add any provision to, or amend any provision in, the Pooling Agreement, provided that (i) such amendment or addition does not adversely affect in any material respect the interests of any Certificateholder,
(ii) such amendment does not modify the rights or obligations of the Delaware Trustee under the Pooling Agreement and (iii) the Company obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

     B. The Company has obtained a letter from each Rating Agency stating that this Amendment would not result in the downgrading or withdrawal of the respective ratings assigned to the Certificates.

                                    AMENDMENT

          NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree, effective as of the date hereof, as follows:

          Section 1. Amendment.

               1.1 The definition of "Pass-Through Rate" set forth in Section
1.01 of the Pooling Agreement is hereby amended and restated to read as follows:

     "Pass-Through Rate: For each Mortgage Loan, a per annum rate equal to the Mortgage Interest Rate for such Mortgage Loan less the per annum percentage rates related to each of (i) the Servicing Fee for such Mortgage Loan, (ii) the Excess Yield Amount, if any, for such Mortgage Loan, (iii) the Master Servicing Fee for such Mortgage Loan and (iv) if such Mortgage Loan was covered by a Special Primary Insurance Policy on the Closing Date (even if no longer so covered), the applicable Special Primary Insurance Premium. For each Mortgage Loan, any calculation of monthly interest at such rate shall be based upon annual interest at such rate (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid Principal Balance of such Mortgage Loan divided by twelve, and any calculation of interest at such rate by reason of a Payoff shall be based upon annual interest at such rate on the outstanding Principal Balance of such Mortgage Loan multiplied by a fraction, the numerator of which is the number of days elapsed from the Due Date of the last scheduled payment of principal and interest to, but not including, the date of such Payoff, and the denominator of which is (a) for Payoffs received on a Due Date, 360, and (b) for all other Payoffs, 365."

               1.2 The definition of "REMIC I Assets" set forth in Section 1.01 of the Pooling Agreement is hereby amended and restated to read as follows:

     "REMIC I Assets: All of the Mortgage Pool Assets other than the Excess Yield Amount, if any, for each Mortgage Loan."

               1.3 Clause (1)(f) of the definition of "REMIC I Available Distribution Amount" set forth in Section 1.01 of the Pooling Agreement is hereby amended and restated to read as follows:

     "(f) the sum of the Master Servicing Fee, the Servicing Fee and the Excess Yield Amount, if any, for each such Mortgage Loan, and any Special Primary Insurance Premium payable on such Distribution Date with respect to such Mortgage Loan; and"

               1.4 The definition of "Servicing Fee" set forth in Section 1.01 of the Pooling Agreement is hereby amended and restated to read as follows:

     "Servicing Fee: For each Mortgage Loan, the fee paid to the Servicer thereof to perform primary servicing functions for the Master Servicer with respect to such Mortgage Loan, equal to (i) in the case of each Mortgage Loan that is not a Stripped Mortgage Loan, the per annum rate set forth for each such Mortgage Loan under the heading "LNDR FEE" (or an equivalent heading) in the Mortgage Loan Schedule on the outstanding Principal Balance of such Mortgage Loan and (ii) in the case of each Stripped Mortgage Loan, the Reduced Servicing Fee Rate for such Mortgage Loan on the outstanding Principal Balance of such Mortgage Loan. In addition, any prepayment penalty received on a Mortgage Loan will be paid as additional servicing compensation to the Master Servicer or the related Servicer."

               1.5 The following definitions are added to Section 1.01 of the Pooling Agreement:

     "Excess Yield Amount: For each Distribution Date and each Stripped Mortgage Loan (other than delinquent Mortgage Loans, Mortgage Loans on which a Payoff was received during the Prior Period or during the period from the first day through the 14th day of the calendar month of such Distribution Date and Mortgage Loans described in the last paragraph of this definition of "Excess Yield Amount"), an amount equal to the product of (x) 1/12 of the excess, if any, of (i) the amount set forth for such Mortgage Loan under the heading "LNDR FEE" (or an equivalent heading) in the Mortgage Loan Schedule over (ii) the Reduced Servicing Fee Rate for such Mortgage Loan and (y) the outstanding principal balance of such Mortgage Loan as of the Due Date in the Prior Period (after giving effect to the payments due on the Mortgage Loan on that Due Date).

     For each Distribution Date and each Stripped Mortgage Loan on which a Payoff was received during the period from the 15th day through the last day of the immediately preceding calendar month, the product of (a) an amount calculated as described in the immediately preceding paragraph and (b) a fraction, the numerator of which is the number of days in such calendar month before the date of the Payoff and the denominator of which is 30; and for each Distribution Date and each Stripped Mortgage Loan on which a Payoff was received during the period from the first day through the 14th day of the calendar month of such Distribution Date, the sum of (1) an amount calculated as described in the immediately preceding paragraph and (2) the product of (a) an amount calculated as described in the immediately preceding paragraph but based on the outstanding principal balance of such Mortgage Loan as of the Due Date in the month of the Distribution Date (after giving effect to the payments due on the Mortgage Loan on such Due Date) and (b) a fraction, the numerator of which is the number of days in such calendar month before the date of the Payoff and the denominator of which is 30.

     For each Distribution Date and each Stripped Mortgage Loan that is a delinquent Mortgage Loan, in respect of which delinquent payments have not been recovered from Insurance Proceeds, Liquidation Proceeds, late Monthly Payments or other sources, zero.

     For each Distribution Date and each Stripped Mortgage Loan that is or previously was a delinquent Mortgage Loan, in respect of which delinquent payments have been recovered from Insurance Proceeds, Liquidation Proceeds, late Monthly Payments or other sources, the aggregate of the Excess Yield Amounts that would have been payable on previous Distribution Dates (occurring in or after August 2003) pursuant to the first paragraph of this definition of "Excess Yield Amount" had such Mortgage Loan not been delinquent (to the extent not previously distributed on previous Distribution Dates).

     For each Distribution Date and each Stripped Mortgage Loan that was purchased pursuant to a Purchase Obligation or pursuant to Section 3.01 or
Section 9.01 prior to the calendar month of such Distribution Date or for which a Substitute Mortgage Loan was substituted prior to the calendar month of such Distribution Date, or on which a Payoff was received during the period from the first day through the 14th day of the Prior Period, or that for any other reason is no longer part of the Trust, zero."

     "Excess Yield Interest: An uncertificated beneficial interest in the Trust representing the right to be paid the Excess Yield Amounts as provided herein."

     "Excess Yield Interest Holder: The person recorded as the Excess Yield Interest Holder in the Certificate Register."

     "Reduced Servicing Fee Rate: For each Stripped Mortgage Loan, the per annum rate set forth for such Mortgage Loan under the heading "SERVICING FEE" (or an equivalent heading) in the schedule attached hereto as Exhibit U, equal to no less than 0.200% per annum and no more than 0.220% per annum."

     "Stripped Mortgage Loans: The Mortgage Loans listed on the schedule attached hereto as Exhibit U."

               1.6 The first paragraph of Section 3.02 of the Pooling Agreement is hereby amended and restated to read as follows:

     "Section 3.02. Custodial Accounts and Buydown Fund Accounts. The Master Servicer shall cause to be established and maintained by each Servicer under the Master Servicer's supervision the Custodial Account for P&I, Buydown Fund Accounts (if any) and special Custodial Account for Reserves and shall deposit or cause to be deposited therein daily the amounts related to the Mortgage Loans required by the Selling and Servicing Contracts to be so deposited; provided, however, that if the Excess Yield Interest Holder is not acting as Servicer, the amounts so deposited therein shall include the Excess Yield Amount, if any, for each Mortgage Loan. Proceeds received with respect to individual Mortgage Loans from any title, hazard, or FHA insurance policy, VA guaranty, Primary Insurance Policy or other insurance policy (other than any Special Primary Insurance Policy) covering such Mortgage Loans, if required for the restoration or repair of the related Mortgaged Property, may be deposited either in the Custodial Account for Reserves or the Custodial Account for P&I. Such proceeds (other than proceeds from any Special Primary Insurance Policy), if not required for the restoration or repair of the related Mortgaged Property, shall be deposited in the Custodial Account for P&I, and shall be applied to the balances of the related Mortgage Loans as payments of interest and principal."

               1.7 The first paragraph of Section 3.03(a) of the Pooling Agreement is hereby amended and restated to read as follows:

     "Section 3.03. The Investment Account; Eligible Investments. (a) Not later than the Withdrawal Date, the Master Servicer shall withdraw or direct the withdrawal of funds in the Custodial Accounts for P&I, for deposit in the Investment Account, in an amount representing:

          (i) Scheduled installments of principal and interest on the Mortgage Loans received or advanced by the applicable Servicers which were due on the related Due Date, net of Servicing Fees due the applicable Servicers and less any amounts to be withdrawn later by the applicable Servicers from the applicable Buydown Fund Accounts and, if the Excess Yield Interest Holder is acting as Servicer, net of the Excess Yield Amount, if any, for each Mortgage Loan;

          (ii) Payoffs and the proceeds of other types of liquidations of the Mortgage Loans received by the applicable Servicer for such Mortgage Loans during the applicable Payoff Period, with interest to the date of Payoff or liquidation less any amounts to be withdrawn later by the applicable Servicers from the applicable Buydown Fund Accounts; and

          (iii) Curtailments received by the applicable Servicers in the Prior Period."

               1.8 The second paragraph of Section 3.04(a) of the Pooling Agreement is hereby amended and restated to read as follows:

     "Not later than the Business Day prior to the related Distribution Date, the Master Servicer shall direct the Investment Depository to deposit into the Certificate Account the amounts previously deposited into the Investment Account (which may include a deposit of Eligible Investments) to which the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest and (unless the Excess Yield Interest Holder is acting as Servicer) the Excess Yield Interest Holder are entitled or which are necessary for payment of any Special Primary Insurance Premiums. In addition, not later than the Business Day prior to the Distribution Date, the Master Servicer shall deposit into the Certificate Account any Monthly P&I Advances or other payments required to be made by the Master Servicer pursuant to Section 4.02 of this Agreement and any Insurance Proceeds or Liquidation Proceeds (including amounts paid by the Company in respect of any Purchase Obligation) not previously deposited in the Custodial Accounts for P&I or the Investment Account, and any amounts paid by the Master Servicer in connection with the exercise of its option to terminate this Agreement pursuant to Section 9.01 or any other purchase of Mortgage Loans permitted by this Agreement."

               1.9 Section 3.05(d) of the Pooling Agreement is hereby amended and restated to read as follows:

     "(d) Each Servicer is authorized to make withdrawals, from time to time, from the related Custodial Account for P&I, (i) to pay to itself, with respect to the related Mortgage Loans, the Servicing Fee and, if the Excess Yield Interest Holder is acting as Servicer, the Excess Yield Amount, if any, and (ii) to reimburse itself for expenses to the same extent that the Master Servicer is authorized to make withdrawals to reimburse the Servicer for expenses pursuant to clauses (i), (ii) and (iv) of Section 3.05(a), in the case of each of clause
(d)(i) and (d)(ii), to the extent no prior withdrawals of such amounts have been made by the Servicer or the Master Servicer."

               1.10 Section 4.01 of the Pooling Agreement is hereby amended and restated to read as follows:

     "Section 4.01. Distributions to Holders of REMIC I Regular Interests and Class R-1 Residual Interest; Payments to Excess Yield Interest Holder. On each Distribution Date, the Trustee (or any duly appointed paying agent) (i) shall withdraw from the Certificate Account (unless the Excess Yield Interest Holder is acting as Servicer and such amount has not been deposited into the Certificate Account) the aggregate of the Excess Yield Amount, if any, for each Mortgage Loan for such Distribution Date and pay such aggregate amount to the Excess Yield Interest Holder, (ii) shall be deemed to have distributed from the Certificate Account the REMIC I Distribution Amount to the Holders of the REMIC I Regular Interests, and to have deposited such amount for their benefit into the Certificate Account and (iii) from the Certificate Account shall distribute to the Class R Certificateholders, in accordance with the written statement received from the Master Servicer pursuant to Section 4.02(b), the sum of (a) the Excess Liquidation Proceeds and (b) the amounts to be distributed to the Holders of the Class

R-1 Residual Interest pursuant to the definition of "REMIC I Distribution Amount" for such Distribution Date. Amounts distributed pursuant to clause (iii) above shall be distributed by wire transfer in immediately available funds for the account of each Class R Certificateholder, or by any other means of payment acceptable to each Class R Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register. Amounts distributed pursuant to clause (i) above shall be distributed by wire transfer in immediately available funds for the account of the Excess Yield Interest Holder or by any other means of payment specified by the Excess Yield Interest Holder to the Trustee. Notwithstanding any other provision of this Agreement, no actual distributions pursuant to clause (ii) of this Section 4.01 shall be made on account of the deemed distributions described in this paragraph except in the event of a liquidation of REMIC II and not REMIC I."

               1.11 Section 5.03 of the Pooling Agreement is hereby amended and restated to read as follows:

     "Section 5.03. Registration of Transfer and Exchange of Certificates; Registration of Transfer of Excess Yield Interest. The Trustee shall cause to be maintained at one of its offices or at its designated agent, a Certificate Register in which there shall be recorded the name and address of each Certificateholder and of the Excess Yield Interest Holder. Subject to such reasonable rules and regulations as the Trustee may prescribe, the Certificate Register shall be amended from time to time by the Trustee or its agent to reflect notice of any changes received by the Trustee or its agent pursuant to
Section 10.06. The Trustee hereby appoints itself as the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate to the Trustee at the Corporate Trust Office of the Trustee or at the office of U.S. Bank National Association, U.S. Bank Trust New York, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Window, or such other address or agency as may hereafter be provided to the Master Servicer in writing by the Trustee, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of Authorized Denominations. At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations of like Certificate Principal Balance or Percentage Interest, as applicable, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee on behalf of the Trust shall execute, and the Trustee, or any Authenticating Agent, shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer shall (if so required by the Trustee or any Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent and duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

     A reasonable service charge may be made for any such exchange or transfer of Certificates, and the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange or transfer of

Certificates.

     All Certificates surrendered for exchange or transfer shall be cancelled by the Trustee or any Authenticating Agent.

     Washington Mutual Bank, FA shall be recorded in the Certificate Register as the initial Excess Yield Interest Holder. Upon receipt by the Trustee at the Corporate Trust Office of the Trustee or at the office of U.S. Bank National Association, U.S. Bank Trust New York, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Window, or such other address or agency as may hereafter be provided to the Master Servicer in writing by the Trustee, of a written direction, substantially in the form of Exhibit P attached hereto, duly executed by the Excess Yield Interest Holder or such Holder's attorney duly authorized in writing, to transfer the Excess Yield Interest, and subject to satisfaction of the applicable requirements pursuant to the succeeding paragraphs of this Section 5.03, the Trustee shall record in the Certificate Register the name and address of the transferee set forth in such written direction as the Excess Yield Interest Holder.

     No transfer, sale, pledge or other disposition of the Excess Yield Interest shall be made (other than such transfer, sale, pledge or other disposition to a trust or similar entity formed by Washington Mutual Bank, FA or an affiliate thereof) unless such transfer, sale, pledge or other disposition is made pursuant to an effective registration statement under the Securities Act or unless the Trustee is provided with the certificates and an Opinion of Counsel, if required, on which the Trustee may conclusively rely, to the effect that such transfer is exempt from the registration requirements under the Securities Act, in accordance with either clause (a) or clause (b) below:

          (a) The Excess Yield Interest Holder desiring to effect such transfer shall certify to the Trustee in writing, in substantially the form attached hereto as Exhibit Q, the facts surrounding the transfer, with such modifications to such Exhibit Q as may be appropriate to reflect the actual facts of the proposed transfer, and the Excess Yield Interest Holder's proposed transferee shall certify to the Trustee in writing, in substantially the form attached hereto as Exhibit R, the facts surrounding the transfer, with such modifications to such Exhibit R as may be appropriate to reflect the actual facts of the proposed transfer. If such certificate of the proposed transferee is not in substantially the form attached hereto as Exhibit R, the Trustee shall require an Opinion of Counsel that such transfer may be made without registration, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust, the Master Servicer or the Company.

          (b) The proposed transferee of the Excess Yield Interest shall provide to the Trustee and the Company an investment letter substantially in the form of Exhibit S attached hereto, which investment letter shall not be an expense of the Trust, the Trustee, the Master Servicer or the Company, and which investment letter states that, among other things, such transferee
     (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing sentence, the proposed transferee shall not be required to provide to the Trustee or the Company Annex 1 or Annex 2 to the form of Exhibit S attached hereto if the Company so consents prior to such transfer.

     No transfer, sale, pledge or other disposition of the Excess Yield Interest shall be made (other than such transfer, sale, pledge or other disposition to a trust or similar entity formed by Washington Mutual Bank, FA or an affiliate thereof) unless the proposed transferee thereof shall have provided to the Trustee and the Company an officer's certificate substantially in the form of Exhibit T attached hereto, which officer's certificate shall not be an expense of the Trust, the Trustee, the Master Servicer or the Company.

     The Excess Yield Interest Holder hereby agrees to indemnify the Trust, the Trustee, the Master Servicer, the Company and the Certificate Registrar against any liability that may result if a transfer of the Excess Yield Interest is not made in accordance with this Section 5.03. Each Person who, at any time, acquires an ownership interest in the Excess Yield Interest shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the provisions of this Section 5.03."

               1.12 Section 10.01 of the Pooling Agreement is hereby amended and restated to read as follows:

     "Section 10.01. Amendment.

     (a) This Agreement may be amended from time to time by the Master Servicer, the Company and the Trustee, without the consent of any of the Certificateholders:

     (i) to cure any ambiguity;

     (ii) to correct or supplement any provision herein which may be defective or inconsistent with any other provisions herein;

     (iii) to comply with any requirements imposed by the Code or any regulations thereunder;

     (iv) to correct the description of any property at any time included in REMIC I or REMIC II, or to assure the conveyance to the Trust of any property included in REMIC I or REMIC II;

     (v) pursuant to Section 5.01(c)(v); and

     (vi) to add any provision to, or amend any provision in, this Agreement, provided that such amendment or addition does not adversely affect in any material respect the interests of any Certificateholder;

provided, however, that any such amendment which modifies the rights or obligations of the Delaware Trustee hereunder shall require the consent of the Delaware Trustee; provided, further, that any such amendment which adversely affects the interests of the Excess Yield Interest Holder hereunder shall require the consent of the Excess Yield Interest Holder. No such amendment (other than one entered into pursuant to clause (iii) of the preceding sentence) shall change the powers of the Master Servicer. Prior to entering into any amendment (other than one entered into pursuant to clause (iii) of the second preceding sentence) without the consent of Certificateholders pursuant to this paragraph, the Trustee shall require an Opinion of Counsel addressed to the Trust and the Trustee to the effect that such amendment is permitted under this Agreement and has no material adverse effect on the interests of the Certificateholders; provided, however, that no such Opinion of Counsel shall be required if the Company obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. Prior to entering into any amendment pursuant to clause (iii) of the third preceding sentence without the consent of Certificateholders pursuant to this paragraph, the Trustee shall require an Opinion of Counsel to the effect that such action is necessary or helpful to comply with the requirements imposed by the Code or any regulations thereunder and shall not cause any REMIC formed under this Agreement to fail to qualify as such under the Code.

     (b) This Agreement may also be amended from time to time by the Master Servicer, the Company and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of REMIC II for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall, without the consent of the Holder of each Certificate affected thereby (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made hereunder or reduce the Certificateholder's Percentage Interest, the Certificate Interest Rate or the Termination Payment with respect to any of the Certificates, (ii) reduce the percentage of Percentage Interests specified in this Section 10.01 which are required to amend this Agreement, (iii) create or permit the creation of any lien against any part of REMIC I or REMIC II, or (iv) modify any provision in any way which would permit an earlier retirement of the Certificates; provided, further, that any such amendment which modifies the rights or obligations of the Delaware Trustee hereunder shall require the consent of the Delaware Trustee; provided, further, that any such amendment which adversely affects the interests of the Excess Yield Interest Holder hereunder shall require the consent of the Excess Yield Interest Holder.

     Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to the Delaware Trustee, the Excess Yield Interest Holder and each Certificateholder. Any failure to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

     It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe."

               1.13 The Pooling Agreement is hereby amended to add, as additional exhibits thereto, Exhibit P, Exhibit Q, Exhibit R, Exhibit S, Exhibit T and Exhibit U attached hereto.

          Section 2. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws provisions.

          Section 3. Other Provisions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Pooling Agreement. Except as amended hereby, the Pooling Agreement shall continue in full force and effect.

          IN WITNESS WHEREOF, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                     WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.


                                     By: /s/ Thomas G. Lehmann
                                         ---------------------------------------
                                     Name: Thomas G. Lehmann
                                     Title: First Vice President


                                     U.S. BANK NATIONAL ASSOCIATION, as Trustee


                                     By: /s/ Clare M. O'Brien
                                         ---------------------------------------
                                     Name: Clare M. O'Brien
                                     Title: Vice President

    [Signature page to First Amendment to Pooling and Servicing Agreement for
                     Washington Mutual MSC Series 2003-MS6]

                                                                       Exhibit P

                          FORM OF WRITTEN DIRECTION TO
                         TRANSFER EXCESS YIELD INTEREST

                                     [Date]

U.S. Bank National Association, as Trustee (the "Trustee")
One Federal Street, Third Floor
Boston, MA 02110
Attn: Corporate Trust Department, Washington Mutual 2003-MS6

     FOR VALUE RECEIVED, the undersigned registered holder of the Excess Yield Interest issued by Washington Mutual MSC Mortgage Pass-Through Certificates Series 2003-MS6 Trust, hereby instructs the Trustee to register the transfer of such Excess Yield Interest from [NAME OF CURRENT HOLDER] to [NAME OF NEW HOLDER], whose address is [______________] and whose taxpayer identification number is ___________, as registered holder.

                                     Very truly yours,

                                     [Name of Transferor]


                                     By:
                                         ---------------------------------------
                                                    Authorized Officer

                                                                       Exhibit Q

                       FORM OF TRANSFEROR CERTIFICATE FOR
                              EXCESS YIELD INTEREST

                                     [Date]

U.S. Bank National Association, as Trustee
One Federal Street, Third Floor
Boston, MA 02110
Attn: Corporate Trust Department, Washington Mutual 2003-MS6

     Re: Transfer of Excess Yield Interest (the "Excess Yield Interest") issued by Washington Mutual MSC Mortgage Pass-Through Certificates Series 2003-MS6 Trust

Ladies and Gentlemen:

     In connection with our disposition of the Excess Yield Interest we certify that (a) we understand the Excess Yield Interest has not been registered under the Securities Act of 1933, as amended (the "Act") and is being disposed by us in a transaction that is exempt from the registration requirements of the Act, and (b) we have not offered or sold the Excess Yield Interest to, or solicited offers to buy the Excess Yield Interest from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act.

                                     Very truly yours,

                                     [Name of Transferor]


                                     By:
                                         ---------------------------------------
                                                    Authorized Officer

                                                                       Exhibit R

                       FORM OF TRANSFEREE'S AGREEMENT FOR
                              EXCESS YIELD INTEREST

                                     [Date]

U.S. Bank National Association, as Trustee
One Federal Street, Third Floor
Boston, MA 02110
Attn: Corporate Trust Department, Washington Mutual 2003-MS6

Washington Mutual Mortgage Securities Corp.
75 N. Fairway Drive
Vernon Hills, Illinois 60061

          The undersigned (the "Purchaser") proposes to purchase the Excess Yield Interest (the "Purchased Securities") issued by Washington Mutual MSC Mortgage Pass-Through Certificates Series 2003-MS6 Trust. In doing so, the Purchaser hereby acknowledges and agrees as follows:

          Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 1, 2003 (the "Pooling Agreement"), by and among Washington Mutual Mortgage Securities Corp. ("Washington Mutual"), U.S. Bank National Association, as trustee (the "Trustee"), and Christiana Bank & Trust Company, as Delaware trustee, and relating to the Washington Mutual MSC Mortgage Pass-Through Certificates Series 2003-MS6, as amended by the First Amendment to Pooling and Servicing Agreement, dated as of July 24, 2003.

          Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to Washington Mutual, the Trustee and the Trust that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Purchased Securities, and to enter into this Agreement, and duly executed and delivered this Agreement;

          (b) The Purchaser is acquiring the Purchased Securities for its own account as principal and not with a view to the distribution thereof, in whole or in part;

          (c) The Purchaser is an "accredited investor" as such term is defined in paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Section 501 of
Regulation D under the Securities Act of 1933, as amended (the "Act"), has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Securities; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Purchased Securities and can afford a complete loss of such investment;

          (d) The Purchaser is not affiliated with the Trustee;

          (e) The Purchaser confirms that Washington Mutual has made available to the Purchaser the opportunity to ask questions of, and receive answers from Washington Mutual concerning the trust created pursuant to the Pooling Agreement (the "Trust"), the purchase by the Purchaser of the Purchased Securities and all matters relating thereto that Washington Mutual possesses or can acquire without unreasonable effort or expense; and

          (f) If applicable, the Purchaser has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 13a issued April 23, 1998, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

          Section 3.Transfer of Purchased Securities.

          (a) The Purchaser understands that the Purchased Securities have not been registered under the Act, or any state securities laws and that no transfer may be made unless the Purchased Securities are registered under the Act and under applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither Washington Mutual nor the Trust is under any obligation to register the Purchased Securities or make an exemption available. In the event that such a transfer is to be made within two years from the Closing Date without registration under the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Purchaser's prospective transferee each certify to Washington Mutual, the Trustee and the Trust as to the factual basis for the registration or qualification exemption relied upon, and (ii) the Trustee or Washington Mutual may require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust, the Trustee or Washington Mutual. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Trustee and Washington Mutual against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of the Purchased Securities shall be made unless the transferee provides Washington Mutual and the Trustee with (i) a Transferee's Agreement, substantially in the form of this Agreement and (ii) an affidavit substantially in the form of Exhibit T to the Pooling Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                     [Purchaser]


                                     By:
                                         ---------------------------------------
                                         Its:

                                                                       Exhibit S

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                      Description of Rule 144A Securities:

                       ---------------------------------

                       ---------------------------------

                       ---------------------------------

                       ---------------------------------

     The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

     1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

     2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, the Trust and the Master Servicer (as defined in Section 1.01 of the Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 2003 among Washington Mutual Mortgage Securities Corp., as Depositor and Master Servicer, U.S. Bank National Association, as Trustee, and Christiana Bank & Trust Company, as Delaware trustee, as amended by the First Amendment to Pooling and Servicing Agreement, dated as of July 24, 2003) pursuant to Section 5.03 of the Agreement, as follows:

          a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

          b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

          c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee, the Company or the Master Servicer.

          d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A

     Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

          e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has (1) completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, or (2) obtained the waiver of the Company with respect to Annex 1 and Annex 2 pursuant to Section 5.03 of the Agreement. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          f. The Buyer is not affiliated with the Trustee.

          g. If applicable, the Buyer has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 13a issued April 23, 1998, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

     3. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

     IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


-------------------------------------   ----------------------------------------
         Print Name of Seller                      Print Name of Buyer


By:                                     By:
    ---------------------------------       ------------------------------------
    Name:                                   Name:
    Title:                                  Title:


Taxpayer Identification:                  Taxpayer Identification:
                         --------------                            -------------
No.:                                      No.:
     ----------------------------------        ---------------------------------
Date:                                     Date:
      ---------------------------------         --------------------------------

                                                            Annex 1 to Exhibit S

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ (the Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless the Buyer is a dealer, and, in that case, the Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.


                                      S-1-1

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and is subject to the fiduciary responsibility provisions of ERISA.

     ___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.


                                      S-1-2

          ----- -----   Will the Buyer be purchasing the Rule 144A Securities
           Yes    No    only for the Buyer's own account?

     6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

     7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                       -----------------------------------------
                                                 Print Name of Buyer


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Date:
                                              ----------------------------------


                                      S-1-3

                                                            ANNEX 2 TO EXHIBIT S

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

     ____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
     144A).

     ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such


                                      S-2-1
purchase.


                                        ----------------------------------------
                                                   Print Name of Buyer


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Date:
                                              ----------------------------------


                                        IF AN ADVISER:


                                        ----------------------------------------
                                                   Print Name of Buyer


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Date:
                                              ----------------------------------

(SEAL)


                                      S-2-2

                                                                       EXHIBIT T

                             BENEFIT PLAN AFFIDAVIT

U.S. Bank National Association, as Trustee (the "Trustee")
One Federal Street, Third Floor
Boston, MA 02110
Attn: Corporate Trust Department, Washington Mutual 2003-MS6

Washington Mutual Mortgage Securities Corp. ("Washington Mutual")
75 North Fairway Drive
Vernon Hills, IL 60061

RE: EXCESS YIELD INTEREST (THE "PURCHASED SECURITIES") ISSUED BY WASHINGTON MUTUAL MSC MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-MS6 TRUST (THE "TRUST")

     Under penalties of perjury, I, _____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

          1. That I am the _______________ of __________________ (the
"Purchaser"), whose taxpayer identification number is ___________, and on behalf of which I have the authority to make this affidavit.

          2. That the Purchaser is acquiring the Purchased Securities representing an interest in the assets of the Trust.

          3. That the Purchaser satisfies the condition in the paragraph marked below [mark one paragraph only]:

     ___ The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of, or purchasing any of the Purchased Certificates with "plan assets" of, any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. Section 2510.3-101.

     ___ The Purchaser is an insurance company, the source of funds to be used by it to acquire or hold the Purchased Certificate is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the conditions in Section I of PTCE 95-60 have been satisfied.

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this _____ day of __________________, 20__.

[Purchaser]


By:
    --------------------------------
    Its:

Personally appeared before me ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

          SUBSCRIBED and SWORN to before me this day of ____________, 20__.


                                        ----------------------------------------
     Notary Public

                                                                       EXHIBIT U

                       Schedule of Stripped Mortgage Loans

     Copies of the Schedule of Stripped Mortgage Loans (which has been intentionally omitted from this filing) may be obtained from the Company or the Trustee by contacting,

     in the case of the Company,

          Laura Kelsey
          Master Servicing Department
          Washington Mutual Mortgage Securities Corp.
          75 N. Fairway Drive, VHF2A01
          Vernon Hills, IL 60061
          Telephone: (847) 393-5198
          Facsimile: (847) 549-2997

     in the case of the Trustee,

          Clare M. O'Brien
          Corporate Trust Services
          U.S. Bank National Association
          One Federal Street
          Boston, MA 02110
          Telephone: (617) 603-6402
          Facsimile: (617) 603-6637



                                           U-1